==============================================================================




                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 20, 1998



                                 SOUTHDOWN, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           LOUISIANA                    1-6117                  72-0296500
 (STATE OR OTHER JURISDICTION OF      (COMMISSION            (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)      FILE NUMBER)           IDENTIFICATION NO.)


         1200 SMITH STREET
             SUITE 2400
          HOUSTON, TEXAS                                           77002
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                         (ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 650-6200







==============================================================================

ITEM 5.       OTHER EVENTS

         On June 30, 1998, Southdown, Inc. (the "Company") concluded the previously reported merger transaction with Medusa Corporation ("Medusa"). Medusa was merged with a wholly-owned subsidiary of the Company pursuant to which each outstanding Medusa common share was converted into the right to receive .88 shares of Company common stock and Medusa became a wholly-owned subsidiary of the Company. A total of 14,689,484 shares of the Company's common stock were issued for all of the outstanding common stock of Medusa. In addition, outstanding Medusa employee stock options were converted at the same exchange ratio into options to purchase approximately 522,000 shares of Company common stock. The merger constituted a tax-free reorganization and has been accounted for as a pooling of interests under Accounting Principles Board Opinion No. 16.

         Pooling of interests accounting rules require that no affiliate (as defined within the meaning of Rule 145 of the Securities Act of 1993, as amended) significantly reduce its risk relative to its common shareholder position within the period beginning 30 days prior to the consummation of the business combination and ending upon the publication of financial results that include operating results covering at least 30 days of post-acquisition combined operations. Pursuant to the Securities and Exchange Commission's Accounting Series Release No. 135 and Staff Accounting Bulletin No. 65, the condensed combined results of operations for the one-month period ended July 31, 1998 are hereby published in this Current Report on Form 8-K in order to demonstrate that the risk sharing requirements for pooling of interests accounting treatment have been satisfied. The operating results for any one-month period are not necessarily indicative of results for either the full quarter or the complete fiscal year.

         A copy of the Company's August 20, 1998 press release follows:

NEWS RELEASE

                                           Contact: Thomas E. Daman
                                                    Dennis M. Thies
                                                    Southdown, Inc.
                                                   (713) 650-6200

FOR IMMEDIATE RELEASE


                   SOUTHDOWN REPORTS STRONG JULY 1998 EARNINGS


         HOUSTON, TEXAS - - August 20, 1998 - - Southdown, Inc. (NYSE:SDW) reported net earnings of $20.3 million, or $0.52 per diluted share for the one month period ended July 31, 1998, compared with $14.8 million, or $0.38 per share in the prior year period. This interim period is being reported in accordance with contractual obligations related to the merger transaction between Southdown, Inc. and Medusa Corporation, which was completed on June 30, 1998.

         Total revenues and operating earnings for the month of July 1998 increased 11.4% and 31.7%, respectively, compared to the July 1997 period. The Company experienced favorable operating earnings improvement in all three business segments. A 7% increase in cement sales volumes and an increase in cement operating margins related to average cement prices which improved $3.21 per ton and lower per unit cost of sales were the primary factors behind the improvement in operating results. In addition, increases in average sales prices in the concrete products group as well as higher aggregates group sales volumes helped push operating earnings higher for the period.

         The Company continues to experience strong cement demand conditions in all of its markets and remains positive concerning the industry outlook for the remainder of the year.

         Southdown is one of the largest producers of cement in the U.S. The Company operates twelve manufacturing plants located in Alabama, southern California, Colorado, Florida, Georgia, Kentucky, Michigan, Ohio, Pennsylvania, Tennessee and Texas, plus an extensive network of cement distribution terminals. The Company also mines, processes, and sells construction and specialty aggregates in the eastern half of the U.S and in southern California. In addition, the Company markets ready-mixed concrete products in its two largest markets, southern California and Florida.

         The information contained herein includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Financial results for a one-month period are not necessarily indicative of the results for the quarter or the year. Important factors that could cause actual results to differ materially from the Company's expectations are disclosed in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q (Cautionary Disclosures).

         The information contained herein is expressly qualified in its entirety by these factors and by the Cautionary Disclosures.

                               #  #  #

                        SOUTHDOWN, INC. AND SUBSIDIARIES
                       CONSOLIDATED SUMMARY OF OPERATIONS
               (IN MILLIONS, EXCEPT PER SHARE AMOUNTS - UNAUDITED)


                                           COMBINED POST-ACQUISITION RESULTS
                                               ONE MONTH ENDED JULY 31,
                                           ---------------------------------
                                            1998                      1997
                                         ---------                  --------
Revenues:
     Cement                             $      84.3                $      75.4
     Concrete products                         20.8                       21.9
     Aggregates                                14.7                       10.8
     Intersegment sales                        (5.9)                      (5.9)
                                       --------------              ------------
                                        $     113.9                $     102.2
                                       ==============              ============
Earnings from operations:
     Cement                             $      32.9                $      25.6
     Concrete products                          1.4                        0.5
     Aggregates                                 2.7                        2.0
                                       --------------              ------------
                                               37.0                       28.1
Corporate overhead                             (4.0)                      (3.6)
                                       --------------              ------------
Earnings before interest, income taxes
   and minority interest                       33.0                       24.5
Interest expense                               (1.4)                      (1.3)
                                       --------------              ------------
                                               31.6                       23.2
Income tax expense                            (10.8)                      (7.9)
Minority interest, net of income taxes         (0.5)                      (0.5)
                                       --------------              ------------
Net earnings                            $      20.3                $      14.8
                                       ==============              ============

Earnings per common share:
     Basic                              $       0.53               $       0.40
                                       ==============              ============
     Diluted                            $       0.52               $       0.38
                                       ==============              ============

Average shares outstanding:
     Basic                                     38.3                       37.1
                                       ==============              ============
     Diluted                                   39.0                       39.1
                                       ==============              ============

                                 SOUTHDOWN, INC.
                              OPERATING HIGHLIGHTS


         Sales volumes and average unit prices, costs and margins relating to the Company's operating segments appear in the tables below:


CEMENT:
                                             COMBINED POST-ACQUISITION RESULTS
                                                 ONE MONTH ENDED JULY 31,
                                             ---------------------------------
                                                   1998              1997
                                                  -------          -------

Tons of cement sold (thousands)                      1,105            1,032
                                                 =========        =========

Weighted average per ton data:
     Sales price (net of freight to customers)   $   72.60        $   69.39
     Manufacturing and other plant
         operating costs                             43.21            44.86
                                                 ---------        ---------

     Margin                                      $   29.39        $   24.53
                                                 ==========       =========


CONCRETE:
                                            COMBINED POST-ACQUISITION RESULTS
                                                 ONE MONTH ENDED JULY 31,
                                            ---------------------------------
                                                   1998              1997
                                                 --------          -------

Cubic yards of ready-mixed concrete
     sold (thousands)                                  307              338
                                                 =========        =========

Weighted average per cubic yard data:
     Sales price                                 $   58.21        $   54.75
     Operating costs                                 54.90            54.33
                                                 ---------        ---------

     Margin                                      $    3.31        $    0.42
                                                 =========        =========


AGGREGATES:
                                            COMBINED POST-ACQUISITION RESULTS
                                                 ONE MONTH ENDED JULY 31,
                                            ----------------------------------
                                                   1998              1997
                                                  -------          -------

Tons of aggregates sold (thousands)                  1,244            1,028
                                                 =========        =========

Weighted average per ton data:
     Sales price                                 $    7.99        $    7.03
     Operating costs                                  6.09             5.06
                                                 ---------        ---------

     Margin                                      $    1.90        $    1.97
                                                 =========        =========

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                  SOUTHDOWN, INC.
                                        -----------------------------------
                                                   (Registrant)



Date:  August 20, 1998                 By:       DENNIS M. THIES
                                       ------------------------------------
                                                 Dennis M. Thies
                                       Executive Vice President - Finance and
                                              Chief Financial Officer